[CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT]

THIS CONSULTANCY AGREEMENTis made on June 21, 2012

BETWEEN:

(1)        NEMAURA PHARMA LIMITED (registered in England and Wales under number 05636878) whose registered office is at Loughborough Innovation Centre, Charnwood Building, Ashby, Loughborough, Leicestershire, LE11 3AQ, United Kingdom (the “Company”); and

(2)        UNIVERSITY OF BATH, Claverton Down, BATH, BA2 7AY (the “University”).

IT IS AGREEDas follows:

1          Consultancy services

The Company agrees to engage the University to provide the consultancy services set out in the Schedule to this Agreement (the “Services”) and the University agrees to provide the Services upon the terms and conditions set out in this Agreement.

2          Duration

This Agreement shall commence with effect from the date of this agreement and shall, subject to clause 6, continue until Successful Demonstration of a prototype device in respect of each of the analytes in the Field of Use or 31 December 2014, whichever is earlier, unless terminated by either party giving to the other not less than 30 days’ notice.  Successful Demonstration and Field of Use have the meaning given the Patent and Know How Licence between The Company and the University of the same date as this Agreement.

3          Consultant’s obligations

3.1      The University has assigned overall responsibility for the carrying out of its obligations under this Agreement to the Consultants Prof. Richard Guy and Dr Begoña Delgado-Charro (each a “Consultant” or together the “Consultants”) (being employees of the University)and during the period of this Agreement the University shall make the Consultants available at such times and at such locations as the Company the University and the Consultants shall agree from time to time and the Consultants shall devote such of their time, attention and ability to the business of the Company as the Company the University and the Consultants deem necessary for the provision of the Services provided that, subject to clause 7, nothing contained in this Agreement shall prevent the Consultants or the University from acting for any other person, firm or company. For the avoidance of doubt, neither of the Consultants shall be required to devote more than 10 days in each twelve month period to the provision of the Services.

3.2      The University shall procure that the Consultants shall perform their obligations with reasonable care and skill and shall use reasonable endeavours to promote the interests of the Company.

4          Fee

4.1      In consideration of the provision of the Services the Company shall pay the University at the fixed rate of *per day (the “Fee”). The Fee specified is exclusive of VAT and VAT will be paid in addition as applicable.

4.2      The Fee shall be paid in arrears by the Company within 30 days of submission by the University of an itemised invoice.

4.3      Invoices will be sent to the Company at the following address listed above and for the attention of D.F.Chowdhury, CEO.

5          Expenses

5.1      In addition to payment of the Fee the Company agrees to reimburse the University for all reasonable expenses which have been reasonably and properly incurred in

* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission

5.2       providing the Services, including but not limited to travel, hotels, consumables and subsistence expenses. The University shall procure that the Consultants supply appropriate receipts or other proof of payment for such expenses and the Company will then reimburse such costs within 30 days of receipt of the University’s invoice. If air travel is greater than 4 hours, business class is allowed otherwise economy class shall be used.

6          Termination

6.1      Without limitation the Company may by notice in writing immediately terminate this Agreement if:

(a)       the University is in breach of any of the terms of this Agreement which in the case of a breach capable of remedy is not remedied by the University within 30 days of receipt by the University of a notice from the Company specifying the breach and requiring its remedy;

(b)       either of the Consultants are incompetent, guilty of gross misconduct and/or of any serious or persistent negligence in respect of their obligations hereunder;

(c)       either of the Consultants fail or refuse after written warning to carry out the duties reasonably and properly required of them under this Agreement;

(d)       either of the Consultants are guilty of conduct or a course of conduct, or be convicted of a criminal offence which may tend to bring themselves or the Company into disrepute; or

(e)       either of the Consultants become incapable, by reason of mental disorder, of performing their duties hereunder.

Provided always the Company may not terminate this Agreement solely for the reason of a Consultant’s absence through illness or injury unless such illness or injury prevents a Consultant providing any services to the Company for a consecutive period of 6 weeks or for an aggregate period of 8 weeks in any period of 12 calendar months.

6.2      The University may by notice in writing immediately terminate this Agreement if the Company fails to make any payments due hereunder or if the Company is otherwise in breach of this Agreement and fails to remedy such breach within 30 days of receipt of a notice from the University specifying the breach and requiring its remedy.

6.3      The expiration or termination of this Agreement howsoever arising shall not operate to affect such of the provisions of this Agreement as in accordance with their terms are expressed to operate or have effect thereafter.

7          Confidential information

7.1      The University agrees that without prejudice to any other duty implied by law or equity it shall procure that the Consultants shall not without the prior written consent of the Company (such consent to be withheld only as far as may be reasonably necessary to protect the legitimate business interests of the Company) during their consultancy or at any time thereafter communicate or disclose to any person firm or company or use for their own purposes any of the confidential information relating to the Company and/or its clients in any manner whatsoever save as shall be reasonably necessary for the promotion of the business of the Company. For the avoidance of doubt this obligation shall not extend to any information

           (a)        which is now public knowledge or which hereafter becomes public knowledge through no fault of the Consultants or the University;

           (b)        which the Consultants or the University can show was already rightfully in their possession at the date of disclosure; or

(c)        which is obtained from a third party who is free to divulge it.

8          Inventions and other intellectual property

8.1      For the purposes of this clause the expression:

             “Group Company” means any company which is for the time being a subsidiary or holding company of the Company and any subsidiary of any such holding company and for the purposes of this Agreement the terms “Subsidiary” and “Holding Company” shall have the meanings ascribed to them by sections 736 and 736A Companies Act 1985 (and “Group Companies” shall be interpreted accordingly).

8.2      Any invention, improvement, design, process, information, copyright work, trade mark or trade name or get-up made, created or discovered by the Consultant during the term of this Agreement and in the course of the provision of the Services (whether capable of being patented or registered or not) in conjunction with or in any way affecting or relating to the business of the Company or of any Group Company or capable of being used or adapted for use in or in connection with such business (“Intellectual Property Rights”) shall be disclosed immediately to the Company and shall belong to and be the absolute property of the Company or such Group Company as the Company may direct and the University agrees and shall procure that the Consultant agrees to assign all such Intellectual Property Rights to the Company.

8.3      If and whenever reasonably required so to do by the Company the University shall and shall procure that the Consultant shall at the expense of the Company or such Group Company as the Company may direct:

(a)       apply or join with the Company or such Group Company in applying for patent registration or other protection or registration in the United Kingdom and in any other part of the world for any Intellectual Property Rights; and

(b)       execute all instruments and do all things reasonably necessary for vesting any Intellectual Property and all right, title and interest to and in such Intellectual Property absolutely and as sole beneficial owner in the Company or such Group Company or in such other person as the Company may specify.

9          Exclusion of University Intellectual Property

9.1      The Company acknowledges that, by virtue of their employment with the University, the Consultants have certain obligations and duties towards the University, and accordingly nothing in this Agreement shall require the Consultants to do or omit to do anything which (or the omission of which) may be in conflict with those obligations and duties.

9.2      The Company acknowledges that it has no right or claim in respect of any know-how, inventions and other technology and intellectual property rights created by the Consultants in the course of carrying out their duties for the University (but for the avoidance of doubt not the Services).

9.3      Nothing in this Agreement shall prevent the Consultants carrying out activities in the course of their employment with the University notwithstanding that such activities may involve research and development activities relating to the Invention (as defined in the Patent and Know How Licence between the Company and the University of the same date as this Agreement).

10        Limitation of liability

10.1    Whilst the University will use reasonable endeavours to perform the Services diligently the Company acknowledges that neither the Consultants nor the University gives any warranty in relation to the possible results or outcome of the Services. Accordingly specific results cannot be guaranteed and any materials or information provided are provided “as is” and without any express or implied warranties, representations or undertakings. As examples, but without limiting the foregoing, the University does not give any warranty that any materials, know-how, Intellectual Property Rights or other materials or information to be provided do not infringe third party rights, are of merchantable or satisfactory quality, are error-free, fit for any particular purpose, comply with any sample or description, or are viable, uncontaminated, safe or non-toxic, or that any patent applications made or licensed hereunder will result in valid, granted patents. The University accepts no liability whatsoever either direct or indirect in respect of any use made by the Company or any other party of any results, documents or reports produced in the course of the Services.

10.2    The Company shall indemnify, defend and hold harmless the University and its officers, employees and agents (the “Indemnified Parties”) against any and all liability, loss, damage, cost or expense (including reasonable attorney’s fees and court and other expenses of litigation) arising out of or in connection with claims by any third parties relating to any application or other use whatsoever by or on behalf of the Company of any work produced in the provision of the Services provided that, in respect of each claim, the Indemnified Party must:

10.2.1  promptly notify the Company of details of the claim;

10.2.2  not make any admission in relation to the claim;

10.2.3  allow the Company to have the conduct of the defence or settlement of the claim; and

10.2.4  give the Company all reasonable assistance (at the Company’s expense) in dealing with the claim.

The indemnity in this clause 10.2 will not apply to the extent that the claim arises as a result of the Indemnified Party's negligence, breach of clause 7 or the wilful default or deliberate breach of this Agreement.

10.3    The University hereby excludes liability for all indirect losses and /or loss of business and /or economic or consequential losses of the Company caused by performance or non performance of the Services whether caused by negligence or otherwise. In respect of liability for direct losses to the Company caused by breach of this Agreement (whether negligent or otherwise) the University’s liability shall be limited to all sums received by the University under this Agreement.  However nothing in this Agreement shall exclude or remit any party’s liability in negligence causing death or personal injury or liability for fraud.

10.4    The Company agrees and understands that the University and not the Consultants is the party responsible to deliver the Services it is expressly understood and agreed that no personal liability whatsoever shall attach to the Consultants.

11        Tax liabilities

The University shall be responsible for all income tax liabilities and national insurance or similar contributions in respect of the fees payable hereunder and the University hereby indemnifies the Company in respect of any claims that may be made by the relevant authorities against the Company in respect of income tax or national insurance or similar contributions relating to the Consultant’s services under this Agreement.

12        Notice

Any notice required by this Agreement to be given by either party to the other shall be in writing and shall be served by sending the same by registered post or recorded delivery to the last known registered office or address of the other party and any receipt issued by the postal authorities shall be conclusive evidence of the fact and date of posting of any such notice.

13        Entire understanding

This Agreement and the Patent and Know How Licence between The Company and The University of the same date as this Agreement contain the entire understanding between the Company and the University in connection with the matters herein contained and supersedes any previous agreements or undertakings relating to the subject matter of this Agreement.

14        No waiver

No waiver, delay time or other indulgence granted by either party hereto to the other in respect of any breach of this Agreement shall in any way prejudice or affect the rights or remedies in relation to such breach.

15        Force majeure

Neither party shall have any liability or be deemed to be in breach of contractfor any delays or failures in performance of its obligations which result from circumstances beyond the reasonable control of that party (including without limitation, in the case of the University, the illness or other incapacity of the Consultants). The party affected by such circumstances will promptly notify the other party in writing when such circumstances cause a delay or failure in performance and when they cease to do so. If such circumstances continue for a continuous period of more than six months, either party may terminate this Agreement by written notice to the other party

16        Applicable law

This Agreement shall be governed and interpreted in all respects by English law and the parties submit to the exclusive jurisdiction of the High Court in England, but this Agreement may be enforced in any court of competent jurisdiction.

17        Third party rights

Nothing in this Agreement grants to any person that is not a party to this Agreement any rights to enforce the terms of this Agreement, whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

Schedule 1

Services

The Consultants will provide such consultancy services as reasonably necessary (including, but not limited to, reviewing results and experimental planning, and problem solving assistance with respect to developmental products) to the Company to facilitate the technology transfer and the commercial exploitation of the Patents, the Know How or the Licensed Products in The Field of Use.

The Consultants shall each not be required to devote more than 10 working days in each twelve month period to the provision of the Services.

The Know How, Patents, Licensed Products and Field of Use have the meanings given in the Patent and Know How Licence between the University and the Company of the same date as this Agreement.

Signed by the Company by a Director Dr. D.F. Chowdhury………………………… (Name) June 21, 2012 ……………………………………………… Date	) ) ) /s/ D.F. Chowdhury. ) (Signature) ) )
Signed for and on behalf of the University Hazel Wallis……………………………………………… Head of Research Support and Funding June 21, 2012 ……………………………………………… Date	) ) ) ………………. ) (Signature) ) )
Signed by the Inventors to indicate they have read and understood this Agreement Professor Richard Guy Date Dr Begona Delgado-Charro Date	) ) ) ) (Signature) ) ) ) (Signature) )